SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 5, 2007
THE TIMKEN COMPANY
(Exact Name of Registrant as Specified in its Charter)
Ohio

(State or Other Jurisdiction of Incorporation)

1-1169	34-0577130

(Commission File Number)	(I.R.S. Employer Identification No.)

1835 Dueber Avenue, S.W., Canton, Ohio	44706-2798

(Address of Principal Executive Offices)	(Zip Code)
(330) 438-3000

(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)
Senior Executive Management Performance Plan
     On February 5, 2007, the Compensation Committee (the “Committee”) of the Board of Directors of The Timken Company (the “Company”) established the performance goals for 2007 under the Senior Executive Management Performance Plan, which are earnings before interest and taxes as a percentage of beginning invested capital (“EBIT/BIC”) and working capital as a percentage of sales. For 2007, the Company’s principal executive officer, principal financial officer and three other most highly compensated executive officers for 2006 (the “Named Executive Officers”) and the President-Steel (collectively with the Named Executive Officers, the “Senior Executive Officers”) are eligible to receive awards under the Senior Executive Management Performance Plan.
Performance Units
     The Company awards performance units to officers (including the Named Executive Officers) of the Company under its Long-Term Incentive Plan, as Amended and Restated. On February 5, 2007, the Committee established performance goals and awarded performance units for the 2007-2009 performance cycle. Payouts under performance units are subject to the attainment of performance goals for return on equity and sales growth over a three-year performance cycle.

Death Benefit Agreement
     On February 5, 2007, the Committee approved a revised Death Benefit Agreement with Michael C. Arnold, President of the Company’s Industrial Business. The Agreement replaces a prior Employee Death Benefit Agreement with Mr. Arnold, dated as of April 21, 2004. The revised Agreement provides Mr. Arnold’s beneficiary with a cash payment in the amount of twice Mr. Arnold’s annual salary in effect as of December 31, 2003, increased to offset federal and state income taxes, if Mr. Arnold dies before he reaches the age of 70. Such Agreement shall terminate if Mr. Arnold terminates his employment with the Company, other than through retirement or as the result of a change in control of the Company. The summary of the new Death Benefit Agreement described above is qualified in its entirety by reference to such agreement attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit
Number	Description of Document

10.1	Employee Death Benefit Agreement – Michael C. Arnold

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TIMKEN COMPANY
By:	/s/ William R. Burkhart
William R. Burkhart
Senior Vice President and General Counsel

Date: February 9, 2007

EXHIBIT INDEX

Exhibit
Number	Description of Document

10.1	Employee Death Benefit Agreement – Michael C. Arnold